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                                                                     EXHIBIT 4.2

         THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE SECURITIES LAWS OF ANY STATE, PURSUANT TO ONE OR MORE EXEMPTIONS THEREFROM. THIS WARRANT MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER SUCH LAWS OR PURSUANT TO EXEMPTIONS THEREUNDER.

                 Void after 5:00 p.m. New York Time, on October 23, 2000 Warrant to Purchase ____________ Shares of Common Stock


                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                               XPLOR CORPORATION

                 This is to Certify That, FOR VALUE RECEIVED,
________________________________ , or assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Xplor Corporation, a Delaware corporation ("Company"), __________________ fully paid, validly issued and nonassessable shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock") at a price of $3.00 per share at any time or from time to time during the period from the date hereof to October 23, 2000 but not later than 5:00 p.m. New York City Time, on October 23, 2000. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid fro each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price".

                 (a) EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part at any time or from time to time on or after the date hereof and until October 23, 2000 (the "Exercise Period"); provided, however, that if either such day is a day on which banking institutions in the State of New York are authorized by law to close, then this Warrant may be exercised, in whole or in part, on the next succeeding day which shall not be such a day. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of this Warrant, but not later than seven (7) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder
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shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

                 (b)      TRANSFER RESTRICTION LEGEND.      Each certificate
representing Warrant Shares initially issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Securities Act, shall bear the following legend (and any additional legend required by any securities exchange on which the Warrant Shares may at the time be listed) on the fact thereof:

         "The securities represented hereby have not been registered under the Securities Act of 1933, and the transfer of such securities is subject to the restrictions set forth in the Warrant pursuant to which such securities have been issued, a copy of which is available for inspection at the principal executive offices of Xplor Corporation, and no transfer of such securities shall be valid or effective unless and until the terms and conditions of said Warrant shall have been complied with."

Any certificate issued at any time upon transfer of, or in exchange for or replacement of, any certificate bearing such legend (except a new certificate issued upon completion of a public distribution of the securities represented thereby pursuant to a registration under the Securities Act) shall also bear such legend unless, in the opinion of counsel for the Company, or such other counsel as shall be acceptable to the Company, in each case addressed and delivered to the Company, the securities represented thereby need no longer be subject to the restrictions contained in this Warrant. The provisions of this Warrant shall be binding upon all subsequent holders of certificates bearing the above legend and shall also be applicable to all subsequent holders of this Warrant.

                 (c)      RESTRICTIONS ON TRANSFER.

                 (1)      General Restrictions.    Notwithstanding any
provisions contained in this Warrant to the contrary, this Warrant and the related Warrant Shares bearing the legend as provided in Section (b) of this Warrant shall not be transferable except upon the conditions specified in this Section (c), which conditions are intended, among other things, to insure compliance with the provisions of the Securities Act in respect of the transfer of this Warrant or of such Warrant Shares. The registered holder of this Warrant agrees that it will neither (i) transfer this Warrant prior to delivery to the Company of the opinion of counsel referred to in, and to the effect described in, Section (c)(2), or until registration hereof under the Securities Act, nor (ii) transfer such Warrant Shares prior to delivery to the Company of the opinion of counsel referred to in, and to the effect described in, Section
(c)(2), or until registration of such Warrant Shares under the Securities Act has become effective.

                 (2)      Statement of Intention to Transfer: Opinion of
Counsel.   The registered holder of this Warrant, by its acceptance hereof, agrees that prior to any transfer
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of this Warrant or any transfer of the related Warrant Shares bearing the legend as provided in Section (b) of this Warrant, said holder will deliver to the Company a statement setting forth either said holder's intention with respect to the disposition of this Warrant or of any Warrant Shares (whichever is involved in such transfer), in either such case, together with a signed copy of the opinion of said holder's counsel as shall be acceptable to the Company, as to the necessity or non-necessity for registration under the Securities Act in connection with such transfer. Each such opinion shall either be addressed to the Company or state that the Company may rely thereon. The following provisions shall then apply:

         i. If, in the opinion of said holder's counsel, the proposed transfer of this Warrant or the proposed transfer of such Warrant Shares may be effected without registration under the Securities Act of this Warrant or such Warrant Shares, as the case may be, then the registered holder of this Warrant shall be entitled to transfer this Warrant or to transfer such Warrant Shares in accordance with the statement of intention delivered by said holder to the Company.

         ii. If, in the opinion of said counsel, either the proposed transfer of this Warrant or such Warrant Shares may not be effected without registration under the Securities Act of this Warrant or such Warrant Shares, as the case may be, the registered holder of this Warrant shall not be entitled to transfer this Warrant or such Warrant Shares, as the case may be, until such registration is effective.

                 (d)      RESERVATION OF SHARES.   The Company shall at all
times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.

                 (e)      FRACTIONAL SHARES.       No fractional shares or
script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

                          (1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market, the current market value shall be the last reported sale price of the Common Stock on such exchange or market on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or market; or
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                          (2)     If the Common Stock is not so listed or
                 admitted to unlisted trading privileges, but is traded on the Nasdaq SmallCap Market, the current Market Value shall be the average of the closing bid and asked prices for such day on such market and if the Common Stock is not so traded, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

                          (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

                 (f) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant is not transferable other than by will or pursuant to the laws of descent and distribution and except as provided under Subsection (c) hereof. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

                 (g)      RIGHTS OF THE HOLDER.   The Holder shall not, by
virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed int eh Warrant and are not enforceable against the Company except to the extent set forth herein.
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                 (h)      ANTI-DILUTION PROVISIONS.         The Exercise Price
in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

                          (1) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

                          (2) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection
                 (1) above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

                          (3) In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsection (1) above.

                 (i)      REGISTRATION UNDER THE SECURITIES ACT OF 1933.

                          (1) The Company shall advise the Holder of this
                 Warrant of the Warrant Shares or any then holder of Warrants or Warrant Shares (such person being collectively referred to herein as "holder") by written notice at least two weeks prior to the filing of any registration statement or post-effective amendment thereto under the Securities

                 Act of 1933 covering securities of the Company and will for the period until October 23, 2001, upon the request of any such holder, include in any such registration statement such information as may be required to permit a public offering of the Warrant Shares. In connection with its filing of any registration statement or post-effective amendment thereto, the Company shall supply prospectuses and other documents as the Holder may request in order to facilitate the public sale or other disposition of the Warrant Shares, qualify the Warrant Share for sale in such states as any such holder designates and do any and all other acts and things which may be necessary or desirable to enable such Holders to consummate the public sale or other disposition of the Warrant Shares.

                          (2) If any registration pursuant to Subsection 1 of
                 this Section (i) shall be underwritten in whole or in part, the Company may require that the Warrant Shares requested for inclusion pursuant to Subsection 1 of this Section (i) be included int eh underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event that in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Warrant Shares covered by a request for registration would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of Warrant Shares otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the holders thereof requesting such registration or excluded in their entirety if so required by the underwriter. To the extent only a portion of the Warrant Shares is included in the underwritten public offering, those Warrant Shares which are thus excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 120 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

                 The obligation of the Company under Subsection 2 of this Section (i) shall be limited to two registration statements.

                          (3) The Company shall bear the entire cost and expense of any registration of securities initiated by it under Subsection (1) of this Section (i) notwithstanding that Warrant Shares may be included in any such registration. Any holder whose Warrant Shares are included in any such registration statement pursuant to this Section (i) shall, however, bear the fees of his own counsel and any registration fees, transfer taxes or underwriting discounts or commissions applicable to the Warrant Shares sold by him pursuant thereto.
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                                      XPLOR CORPORATION


[SEAL]                             By:
                                      -------------------------------------
                                      Name:
Dated: May       , 1997               Title:



Attest:



----------------------------
Name:
Title:

                                 PURCHASE FORM


                                       Dated ____________________________, 1998.

         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ___________ share of Common Stock and hereby makes payment of _________________ in payment of the actual exercise price thereof.

                     -------------------------------------

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name
    ------------------------------------------
(Please typewrite or print in block letters)


Address
       ---------------------------------------

Signature
         -------------------------------------

                                ASSIGNMENT FORM

                 FOR VALUE RECEIVED, __________________________________ hereby sells, assigns and transfers unto


Name
    ------------------------------------------
(Please typewrite or print in block letters)


Address
       ---------------------------------------

the right to purchase Common Stock represented by this Warrant to the extent of ____________shares as to which such right is exercisable and does hereby irrevocably constitute and appoint __________________ as attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date                             , 1998.
     ----------------------------

Signature
         ------------------------------------